UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2007

ALTEON INC.
(Exact name of registrant as specified in its charter)

Delaware	001-16043	13-3304550
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Campus Drive
Parsippany, New Jersey 07054
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (201) 934-5000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(a), (b), (c), (d), and (f): Not applicable.

(e) On February 1, 2007, Alteon Inc. (the “Company”) entered into an amendment (the “Amendment”) to that certain Employment Agreement dated as of March 1, 2005 between Dr. Noah Berkowitz and HaptoGuard Inc. (the “Employment Agreement”). The Employment Agreement was assumed by the Company in connection with the merger of the Company and HaptoGuard Inc. in July 2006. Under the terms of the Amendment, the Committee approved an increase in Dr. Berkowitz’s annual base salary from $240,000 to $264,000, payable during calendar year 2007, and retroactive to January 1, 2007. The Committee also approved an increase in the percentage of Dr. Berkowitz’s base salary that he may be eligible to receive as a cash bonus for services rendered during calendar year 2007, based upon Dr. Berkowitz achieving certain milestones and/or objectives established by the Board of Directors, from 30% to 35% of such base salary. Copies of the Employment Agreement and the Amendment are attached as Exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K and incorporated herein by reference.

In addition, the Committee approved the payment of a bonus to Dr. Berkowitz of $54,000 for his services during the Company’s fiscal year ended December 31, 2006.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

10.1 Employment Agreement dated as of March 1, 2005 between Dr. Noah Berkowitz and HaptoGuard Inc.
10.2 Letter Amendment to Employment Agreement dated as of February 1, 2007 between Dr. Noah  Berkowitz and Alteon Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALTEON INC.

Date: February 2, 2007	By:	/s/ Noah Berkowitz, M.D., Ph.D.
Noah Berkowitz, M.D., Ph.D. President and Chief Executive Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Employment Agreement dated as of March 1, 2005 between Dr. Noah Berkowitz and HaptoGuard Inc.

10.2	Letter Amendment to Employment Agreement dated as of February 1, 2007 between Dr. Noah Berkowitz and Alteon Inc.